                                   EXHIBIT 11
                   Consents of Independent Public Accountants

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 15 for the Northstar Advantage Government Securities Fund, Post Effective Amendment No. 10 for the Northstar Advantage High Yield Bond Fund, Post Effective Amendment No. 14 for the Northstar Advantage Growth Fund, the Northstar Advantage Income Fund and the Northstar Advantage Special Fund, and Post Effective Amendment No. 6 for the Northstar Advantage Strategic Income Fund to the registration statements on Form N-1A (the "Registration Statements") of our report dated February 15, 1995, relating to the financial statements and financial highlights appearing in the December 31, 1994 Annual Report to Shareholders of The Advantage Family of Funds, which are also incorporated by reference into the Registration Statements. We also consent to the references to us under the heading "Financial Highlights" in the Prospectus and under the headings "Other Information - Independent Accountants" and "Financial Statements" in the Statement of Additional Information.


PRICE WATERHOUSE LLP
Boston, Massachusetts
October 30, 1995